FOR IMMEDIATE RELEASE NEWS RELEASE

MEDIA CONTACT: KELLY MCGLUMPHY KELLY_MCGLUMPHY@GOODYEAR.COM	ANALYST CONTACT: RYAN REED RYAN_REED@GOODYEAR.COM

GOODYEAR ANNOUNCES SECOND QUARTER 2026 RESULTS
Second Quarter Performance Reflected Improving Market Stability and
Continued Execution to Strengthen Goodyear's Competitive Position
Second Quarter 2026 Highlights
Net sales of $4.3 billion, decreasing 4.8% YoY; down 1.4% organically as a result of lower volumes
Tire unit volume of 36.5 million units, decreasing 4.0% YoY, improving from a 12% YoY decline during the first quarter as destocking pressure moderated and market conditions showed more stability
Goodyear OE volumes and market share grew across both consumer and commercial in each region, reflecting the strength of the product portfolio and supporting long-term replacement demand
Segment operating income of $36 million; strong results in Asia Pacific and improvement in EMEA offset by moderating headwinds in the Americas
Goodyear Forward delivered $95 million of benefits; manufacturing footprint optimization is underway with recently announced action providing ~$270 million in expected annual savings by 2028
AKRON, Ohio, August 5, 2026 – The Goodyear Tire & Rubber Company (NASDAQ:GT) reported second quarter 2026 results today and the company will host an investor call tomorrow morning, Thursday, August 6, at 8:30 a.m. Eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Scott
Deakin, the company’s interim executive vice president and chief financial officer.
"We delivered second quarter results in line with our expectations, reflecting continued improvement in Asia
Pacific and EMEA," said Stewart. "We're taking actions to improve performance in a competitive environment by strengthening our product lineup, building on original equipment growth across regions, and optimizing our manufacturing footprint. These actions are designed to strengthen our competitive position and deliver stronger profitability over time."
Financial Results
Goodyear's second quarter 2026 net sales were $4.3 billion, with tire unit volumes totaling 36.5 million. After adjusting for the impact of the sales of its Chemical business and the Dunlop brand of $153 million, organic net sales decreased 1.4% as a result of lower tire unit volume.

Second quarter 2026 Goodyear net loss was $204 million, or $0.71 per share, compared to Goodyear net income one year ago of $254 million, or $0.87 per share. Second quarter 2026 included several significant items, including, on a pre-tax basis, rationalization charges of $29 million. This significant item, and others, are excluded from adjusted earnings.
Second quarter 2026 adjusted net loss was $177 million, compared to adjusted net loss of $48 million in the prior year's quarter. Adjusted loss per share was $0.61, compared to an adjusted loss per share of $0.17 in the prior year's quarter. Per share amounts are diluted.
Segment Results
The company reported segment operating income of $36 million in the second quarter of 2026, compared to
$159 million from one year ago.
After adjusting for the sales of its Chemical business and the Dunlop brand, segment operating income decreased $79 million. The decrease in segment operating income reflects the impact of lower volume of
$132 million, higher tariffs and other costs of $100 million, and inflation of $53 million, partially offset by favorable price/mix versus raw material costs of $123 million and $95 million of benefits from Goodyear
Forward.
Additional earnings materials can be found on Goodyear’s investor relations website at http://
investor.goodyear.com.
Reconciliation of Non-GAAP Financial Measures
See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted
Earnings per Share, reflecting the impact of certain significant items on the 2026 and 2025 periods. Organic earnings measures exclude the impact of divestitures; see "Non-GAAP Financial Measures" for additional details.

Business Segment Results
AMERICAS

	Second Quarter		Six Months
(In millions)	2026	2025	2026	2025

Tire Units	17.4	19.1	32.7	37.5
Net Sales	$2,382	$2,662	$4,445	$5,164
Segment Operating Income (Loss)	$(10)	$141	$27	$296
Segment Operating Margin	(0.4%)	5.3%	0.6%	5.7%
Americas’ second quarter 2026 net sales of $2.4 billion were 10.5% lower than the previous year, driven by a decline in consumer replacement volume and the sale of the Chemical business. Tire unit volume decreased
8.7%. Replacement tire unit volume decreased 13.0%, reflecting planned rationalization of lower-tier product offerings, lower industry sell-in volume in North America, and increased competition. Original Equipment (OE)
tire unit volume increased 8.7%, reflecting market share gains.
Segment operating loss was $10 million, decreasing from $141 million in income last year. Excluding the impact of the sale of the Chemical business, Americas' segment operating income decreased $118 million driven by the impact of lower volume, inflation and other costs, partially offset by Goodyear Forward benefits and price/mix versus raw materials.
In July, the company announced the planned closure of its Fayetteville, North Carolina, facility as part of its strategy to align its footprint with its evolving product portfolio and improve the competitiveness of its manufacturing network in the Americas. This action is expected to generate approximately $90 million of
Americas SOI improvement in 2027 and approximately $270 million annually beginning in 2028. Total pre-tax charges are expected to be between $535 million and $565 million, including $190 million to $210 million of cash costs, with the action expected to be substantially completed by the end of 2027.

EMEA

	Second Quarter		Six Months
(In millions)	2026	2025	2026	2025

Tire Units	11.2	11.3	22.4	23.6
Net Sales	$1,372	$1,344	$2,735	$2,621
Segment Operating Income (Loss)	$(17)	$(25)	$(16)	$(30)
Segment Operating Margin	(1.2)%	(1.9)%	(0.6%)	(1.1)%
EMEA’s second quarter 2026 net sales of $1.4 billion increased 2.1% from second quarter 2025, driven by benefits from price/mix and currency, partly offset by lower tire volume, inclusive of the sale of the Dunlop brand. Replacement unit volume decreased 7.1%, driven by consumer market softness, increased competition and the planned rationalization of lower-tier product offerings. OE tire unit volume increased 8.3%, reflecting the tenth consecutive quarter of consumer market share gains.
Second quarter segment operating loss was $17 million, improving $8 million from the prior year. Excluding the impact of the sale of the Dunlop brand, EMEA's segment operating income increased $20 million driven by benefits from price/mix versus raw materials and Goodyear Forward, partly offset by higher costs, inflation and the impact of lower volume.
ASIA PACIFIC

	Second Quarter		Six Months
(In millions)	2026	2025	2026	2025

Tire Units	7.9	7.5	15.4	15.3
Net Sales	$496	$459	$951	$933
Segment Operating Income	$63	$43	$120	$88
Segment Operating Margin	12.7%	9.4%	12.6%	9.4%
Asia Pacific's second quarter 2026 net sales of $496 million were 8.1% higher than the previous year, as a result of higher volume and price/mix benefits. Tire unit volume increased 5.3%. Replacement volume increased 6.4% driven by higher consumer demand. OE volume increased 4.2% driven by growth primarily in
China and Japan, reflecting consumer OE market share gains.
Second quarter 2026 segment operating income of $63 million was $20 million higher than the prior year driven by benefits from price/mix versus raw materials, Goodyear Forward and higher volume.

Conference Call
The company will host an investor call on Thursday, August 6, 2026, at 8:30 a.m. Eastern time. Please visit
Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.
The investor call can be accessed on the website or via telephone by calling either (833) 419-0865 or (785)
838-9333 before 8:25 a.m. Eastern time and providing the conference ID “Goodyear.” A replay will be available by calling (800) 723-1517 or (402) 220-2659. The replay will also be available on Goodyear’s investor relations website.
About Goodyear
Goodyear is one of the world's largest tire companies. It employs about 63,000 people and manufactures its products in 48 facilities in 19 countries around the world. Its two Innovation Centers in Akron, Ohio, and
Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to
www.goodyear.com/corporate.

Forward-Looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures;
delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets;
a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures;
changes in tariffs, trade agreements or trade restrictions; uncertainty regarding the timing and amount of any
IEEPA tariff refund; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and
Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)
This news release presents non-GAAP financial measures, including Total Segment Operating Income and
Margin, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS), and organic earnings measures, which are important financial measures for the company but are not financial measures defined by
U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.
Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment
Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total
Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total
Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).
Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted
Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per
Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, discrete tax items, impairments, asset sales and certain other significant items.
Organic earnings measures, including organic Net Sales growth, are non-GAAP financial measures that exclude the direct impacts of the divestitures of the Dunlop brand and Chemical business from year-over-year comparisons. We believe these measures provide investors with a supplemental understanding of underlying earnings trends by providing comparisons on a constant basis. We completed the sale of the Dunlop brand and our Chemical business in May 2025 and October 2025, respectively.
It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total
Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share
to the most directly comparable U.S. GAAP financial measures.

The Goodyear Tire & Rubber Company and Subsidiaries
Financial Tables (Unaudited)
Table 1: Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Net Sales	$4,250	$4,465	$8,131	$8,718
Cost of Goods Sold	3,569	3,705	6,757	7,218
Selling, Administrative and General Expense	703	692	1,371	1,342
Rationalizations	29	59	133	140
Interest Expense	105	112	200	227
Other (Income) Expense	22	31	31	56
Net (Gain) Loss on Asset Sales	(17)	(439)	(20)	(701)
Income (Loss) before Income Taxes	(161)	305	(341)	436
United States and Foreign Tax Expense	46	24	112	37
Net Income (Loss)	(207)	281	(453)	399
Less: Minority Shareholders’ Net Income (Loss)	(3)	27	—	30
Goodyear Net Income (Loss)	$(204)	$254	$(453)	$369
Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(0.71)	$0.88	$(1.57)	$1.28
Weighted Average Shares Outstanding	289	287	289	287
Diluted	$(0.71)	$0.87	$(1.57)	$1.27
Weighted Average Shares Outstanding	289	290	289	290

Table 2: Consolidated Balance Sheets

	June 30,	December 31,
(In millions, except share data)	2026	2025
Assets:
Current Assets:
Cash and Cash Equivalents	$861	$801
Accounts Receivable, less Allowance — $84 ($89 in 2025)	2,728	2,341
Inventories:
Raw Materials	633	616
Work in Process	193	195
Finished Products	3,090	2,761
	3,916	3,572
Assets Held for Sale	—	58
Prepaid Expenses and Other Current Assets	407	446
Total Current Assets	7,912	7,218
Goodwill	44	42
Intangible Assets	651	663
Deferred Income Taxes	352	348
Other Assets	1,121	1,096
Operating Lease Right-of-Use Assets	972	998
Property, Plant and Equipment, less Accumulated Depreciation — $12,400 ($12,390 in 2025)	7,598	7,843
Total Assets	$18,650	$18,208

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$3,878	$3,879
Compensation and Benefits	575	578
Other Current Liabilities	1,215	1,259
Notes Payable and Overdrafts	359	506
Operating Lease Liabilities due Within One Year	191	196
Long Term Debt and Finance Leases due Within One Year	1,059	364
Total Current Liabilities	7,277	6,782
Operating Lease Liabilities	832	862
Long Term Debt and Finance Leases	5,772	5,328
Compensation and Benefits	765	787
Deferred Income Taxes	102	105
Other Long Term Liabilities	901	941
Total Liabilities	15,649	14,805
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 288 million in 2026 (286 million in 2025)	288	286
Capital Surplus	3,178	3,175
Retained Earnings	2,907	3,360
Accumulated Other Comprehensive Loss	(3,534)	(3,588)
Goodyear Shareholders’ Equity	2,839	3,233
Minority Shareholders’ Equity — Nonredeemable	162	170
Total Shareholders’ Equity	3,001	3,403
Total Liabilities and Shareholders’ Equity	$18,650	$18,208

Table 3: Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
(In millions)	2026	2025
Cash Flows from Operating Activities:
Net Income (Loss)	$(453)	$399
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	474	544
Amortization and Write-Off of Debt Issuance Costs	6	10
Provision for Deferred Income Taxes	(8)	(55)
Net Pension Curtailments and Settlements	—	4
Net Rationalization Charges	133	140
Rationalization Payments	(123)	(204)
Net (Gain) Loss on Asset Sales	(20)	(701)
Operating Lease Expense	150	159
Operating Lease Payments	(137)	(141)
Pension Contributions and Direct Payments	(22)	(53)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(340)	(498)
Inventories	(340)	(512)
Accounts Payable — Trade	60	(59)
Compensation and Benefits	39	2
Other Current Liabilities	(21)	312
Other Assets and Liabilities	(18)	(65)
Total Cash Flows from Operating Activities	(620)	(718)
Cash Flows from Investing Activities:
Capital Expenditures	(342)	(466)
Asset Dispositions	3	1,328
Other Transactions	—	(25)
Total Cash Flows from Investing Activities	(339)	837
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	362	557
Short Term Debt and Overdrafts Paid	(506)	(632)
Long Term Debt Incurred	5,803	8,888
Long Term Debt Paid	(4,630)	(8,925)
Other Transactions	(9)	5
Total Cash Flows from Financing Activities	1,020	(107)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(6)	26
Net Change in Cash, Cash Equivalents and Restricted Cash	55	38
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	910	864
Cash, Cash Equivalents and Restricted Cash at End of the Period	$965	$902

Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
Total Segment Operating Income	$36	$159	$131	$354
Less:
Rationalizations	29	59	133	140
Interest Expense	105	112	200	227
Other (Income) Expense	22	31	31	56
Net (Gain) Loss on Asset Sales	(17)	(439)	(20)	(701)
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, net	—	41	16	87
Corporate Incentive Compensation Plans	8	20	31	36
Retained Expenses of Divested Operations	3	1	6	3
Other	47	29	75	70
Income (Loss) before Income Taxes	$(161)	$305	$(341)	$436
United States and Foreign Tax Expense	46	24	112	37
Less: Minority Shareholders' Net Income (Loss)	(3)	27	—	30
Goodyear Net Income (Loss)	$(204)	$254	$(453)	$369

Net Sales	$4,250	$4,465	$8,131	$8,718
Return on Net Sales	(4.8)%	5.7%	(5.6)%	4.2%
Total Segment Operating Margin	0.8%	3.6%	1.6%	4.1%

Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share
Second Quarter 2026

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Colombia Labor Strike	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$4,250	$—	$—	$—	$—	$4,250
Cost of Goods Sold	3,569	—	(7)	—	—	3,562
Gross Margin	681	—	7	—	—	688

SAG	703	—	—	—	—	703
Rationalizations	29	(29)	—	—	—	—
Interest Expense	105	—	—	—	—	105
Other (Income) Expense	22	—	—	—	—	22
Net (Gain) Loss on Asset Sales	(17)	—	—	—	17	—
Pre-tax Income (Loss)	(161)	29	7	—	(17)	(142)
Taxes	46	—	—	(5)	(3)	38
Minority Interest	(3)	—	—	—	—	(3)
Goodyear Net Income (Loss)	$(204)	$29	$7	$5	$(14)	$(177)

EPS	$(0.71)	$0.10	$0.02	$0.02	$(0.04)	$(0.61)
Second Quarter 2025

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward and Other Transaction Costs	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$4,465	$—	$—	$—	$—	$4,465
Cost of Goods Sold	3,705	(40)	—	—	—	3,665
Gross Margin	760	40	—	—	—	800

SAG	692	(1)	(3)	—	—	688
Rationalizations	59	(59)	—	—	—	—
Interest Expense	112	—	—	—	—	112
Other (Income) Expense	31	—	(2)	—	—	29
Net (Gain) Loss on Asset Sales	(439)	—	—	—	439	—
Pre-tax Income (Loss)	305	100	5	—	(439)	(29)
Taxes	24	8	2	4	(21)	17
Minority Interest	27	—	—	—	(25)	2
Goodyear Net Income (Loss)	$254	$92	$3	$(4)	$(393)	$(48)

EPS	$0.87	$0.33	$0.01	$(0.02)	$(1.36)	$(0.17)

Six Months 2026

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Indirect Tax Settlements and Discrete Tax Items	Colombia Labor Strike	Asset and Other Sales	As Adjusted
Net Sales	$8,131	$—	$—	$—	$—	$8,131
Cost of Goods Sold	6,757	(15)	(8)	(7)	—	6,727
Gross Margin	1,374	15	8	7	—	1,404

SAG	1,371	(1)	—	—	—	1,370
Rationalizations	133	(133)	—	—	—	—
Interest Expense	200	—	—	—	—	200
Other (Income) Expense	31	—	—	—	—	31
Net (Gain) Loss on Asset Sales	(20)	—	—	—	20	—
Pre-tax Income (Loss)	(341)	149	8	7	(20)	(197)
Taxes	112	8	(25)	—	(3)	92
Minority Interest	—	1	—	—	—	1
Goodyear Net Income (Loss)	$(453)	$140	$33	$7	$(17)	$(290)

EPS	$(1.57)	$0.48	$0.12	$0.02	$(0.05)	$(1.00)
Six Months 2025

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward and Other Transaction Costs	Pension Settlement Charges	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$8,718	$—	$—	$—	$—	$—	$8,718
Cost of Goods Sold	7,218	(83)	—	—	—	—	7,135
Gross Margin	1,500	83	—	—	—	—	1,583

SAG	1,342	(4)	(5)	—	—	—	1,333
Rationalizations	140	(140)	—	—	—	—	—
Interest Expense	227	—	—	—	—	—	227
Other (Income) Expense	56	—	(6)	(4)	—	—	46
Net (Gain) Loss on Asset Sales	(701)	—	—	—	—	701	—
Pre-tax Income (Loss)	436	227	11	4	—	(701)	(23)
Taxes	37	30	3	1	5	(46)	30
Minority Interest	30	1	—	—	—	(25)	6
Goodyear Net Income (Loss)	$369	$196	$8	$3	$(5)	$(630)	$(59)

EPS	$1.27	$0.69	$0.03	$0.01	$(0.02)	$(2.19)	$(0.21)